Exhibit 10.8

Exhibit “C”

PATENT PROCEEDS ASSIGNMENT

THIS PATENT PROCEEDS ASSIGNMENT (“Patent Proceeds Assignment”) is entered into by and between Drago Daic, an individual residing in Houston, Texas (“Daic”), Jimmy Williamson, P.C., a Texas professional corporation (“Williamson PC”) (Daic and Williamson being collectively referred to as the “Daic Parties”), and Calypso Wireless, Inc., a Delaware corporation (“Calypso”), on this ____ day of _________________, 200_.

W I T N E S S E T H

WHEREAS, a dispute had arisen between the parties with respect to certain patent rights owned by Calypso commonly known as “ASNAP” and “Baxter” and more particularly described as the ASNAP Patents and Baxter Patents (collectively the “Patent”) which are more fully described herein below in paragraphs (i) and (ii) and shall mean as follows:

(i)
“ASNAP Patents” shall mean: (1) United States Patent No. US 6,680,923 B1, U.S. Patent Application Serial No. 11/040,482, and PCT Application No. PCT/US01/07528 (2) all patents and applications throughout the world that claim priority to, directly or indirectly, or from which the foregoing claim priority, directly or indirectly; (3) all substitutions for and divisions, continuations, continuations-in-part, renewals, reissues, patent cooperation treaty applications, foreign applications, national phase entries, and extensions of the foregoing patents and applications throughout the world, and including patent applications and applications throughout the world for like protection that have now been or may in the future be granted on the invention disclosed in any of the foregoing patents or applications, including without limitation, those obtained or permissible under past, present, and future laws and statutes; and (4) all right, title, and interest in and to any and all rights and causes of action based on, arising out of, related to, or on account of past, present, and future unauthorized use and/or infringement of any and all of the foregoing, including but not limited to all past, present, and future awards, damages, and remedies related thereto or arising therefrom.

(ii)
The “Baxter Patents” shall mean: (1) United States Patents No. 6,385,306, No. 6,765,996, No. 6,839,412 and No. 7,031,439; (2) all patents and applications throughout the world that claim priority to (directly or indirectly) the foregoing, or from which the foregoing claim priority (directly or indirectly); (3) all substitutions for and divisions, continuations, continuations-in-part, renewals, reissues, patent cooperation treaty applications, foreign applications, national phase entries, and extensions of the foregoing patents and applications throughout the world, and including patent applications and applications throughout the world for like protection that have now been or may in the future be granted on the invention disclosed in any of the foregoing patents or applications, including without limitation, those obtained or permissible under past, present, and future laws and statutes; and (4) all right, title, and interest in and to any and all rights and causes of action based on, arising out of, related to, or on account of past, present, and future unauthorized use and/or infringement of the any and all of the foregoing, including but not limited to all past, present, and future awards, damages, and remedies related thereto or arising therefrom.

WHEREAS, the Parties have resolved their dispute to their mutual satisfaction, as further described in a Settlement Agreement between the parties hereto dated April __, 2008 (the “Settlement Agreement”);

WHEREAS, pursuant to the terms of the Settlement Agreement, Calypso conveyed to the Daic Parties an undivided twenty five percent (25%) interest in and to the ASNAP and Baxter Patents (the “Patent Ownership Interest”) pursuant to that certain Assignment Agreement with Respect to Undivided Interest in Patents dated April __, 2008 (the “Assignment Agreement”);

WHEREAS, pursuant to the terms of the Assignment Agreement, the Daic Parties were obligated to reconvey the Patent Ownership Interest to Calypso upon receipt of $20,000,000 in cash pursuant to the Assignment Agreement and, simultaneous with the reconveyance of such interest, the Daic Parties and Calypso were to enter into this Patent Proceeds Assignment;

WHEREAS, the Daic Parties have received $20,000,000 in cash pursuant to the Assignment Agreement and simultaneous with the execution of this Patent Proceeds Assignment, the Daic Parties have reconveyed the Patent Ownership Interest to Calypso;

NOW, THEREFORE, in consideration of the payments set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged herewith by the Parties, and the mutual covenants and promises hereinafter made, it is mutually agreed by and between the parties, as follows:

1.           Definitions.  The following capitalized terms used in this Patent Proceeds Assignment have the following meanings:

“Proceeds” shall mean the value of all consideration paid to Calypso attributable to:  (i) the revenues or amounts or value realized by Calypso in connection with the use, sale, or importation of a method or product falling within at least one claim of an ASNAP Patent, (ii) the license of ASNAP Patent to a third party, (iii) the assignment of the ASNAP Patents to a third party; and/or (iv) any and all other revenue of any kind whatsoever realized by Calypso arising from, by, through or under, the ASNAP Patents, further including but not limited to all monies, revenues, and non-monetary consideration received in settlement of or as damages for (including enhanced damages) any dispute, suit, action, or claim arising out of or related to the Patents.

“Proceeds” shall mean the value of all consideration paid to Calypso attributable to:  (i) the revenues or amounts or value realized by Calypso in connection with the use, sale, or importation of a method or product falling within at least one claim of a Baxter Patent(s), (ii) the license of Baxter Patents to a third party, (iii) the assignment of the Baxter Patents to a third party; and/or (iv) any and all other revenue of any kind whatsoever realized by Calypso arising from, by, through or under, the Baxter Patents, further including but not limited to all monies, revenues, and non-monetary consideration received in settlement of or as damages for (including enhanced damages) any dispute, suit, action, or claim arising out of or related to the Patents.

“Affiliate” shall mean with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

2.           Term.  This Patent Proceeds Assignment shall be effective until the expiration of all ASNAP Patents and all Baxter Patents (the “Term”).

3.           Payment.  The Daic Parties shall be paid five percent (5%) of the Proceeds (the “ASNAP and Baxter Payments”) for the term of this Agreement.

All ASNAP and Baxter Payments shall be made and delivered to the Daic Parties in care of the Jimmy Williamson, P.C., trust account.  Simultaneous with the execution of this Patent Proceeds Assignment, Williamson shall provide Calypso with the details of the Jimmy Williamson, P.C. trust account and shall update such information as it may change from time to time.  To the extent that ASNAP and Baxter Payments are to be made from revenues received from a third party, whether through sale, licensing or otherwise, Calypso shall require that such third party make all ASNAP and Baxter Payments directly to the Jimmy Williamson, P.C. trust account.  To the extent of any agreement executed by Calypso prior to the effective date hereof, which agreements may eventually lead to payments under this Patent Proceeds Assignment, Calypso shall provide in advance under such agreements for the possible eventual termination of the Daic Parties ownership interest in the ASNAP and Baxter Patents and commencement of interest pursuant to this Patent Proceeds Assignment.

All of said ASNAP and Baxter Payments shall be due and payable to the Daic Parties and/or their respective designees (or to his Estate should Daic be deceased) within thirty (30) days of the end of each calendar quarter for Proceeds received by Calypso or due to Calypso during the immediately preceding calendar quarter.

4.           Payment Reports.  Along with the ASNAP and Baxter Payments, Calypso shall also provide to the Daic Parties, within thirty (30) days after the end of each calendar quarter during which any ASNAP and Baxter Payments are due, a report, duly certified by an officer or authorized agent of Calypso having capacity to so certify, specifying: (a) the time period covered by the report; (b) the total Proceeds received by or due to Calypso in such quarter; and (c) the ASNAP and Baxter Payments amount payable to the Daic Parties (the “Reports”).

5.           Audit.  Calypso shall make and retain true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of the ASNAP and Baxter Payments to be paid and the information to be given in the Reports for no less than three (3) years after each such calendar quarter.  Once each year during the Term of this Agreement, Calypso shall permit an independent audit of such records, files and books of account, by an independent accountant of the Daic Parties’ choosing (the “Daic Parties’ Accountant”), and at the Daic Parties’ cost (except as provided below), upon reasonable notice to Calypso by the Daic Parties. The selection of the Daic Parties’ Accountant shall be subject to the approval of Calypso, which approval shall not be unreasonably withheld or delayed.  The Daic Parties’ Accountant shall limit his/her review only to those materials reasonably necessary, in the discretion of said Daic Parties’ Accountant, to determine the accuracy of said Reports and the amounts due and owing under this Patent Proceeds Assignment, if any.  The Daic Parties’ Accountant shall maintain the confidentiality of all materials so reviewed, even as to the Daic Parties, limiting his/her reporting (herein, the “Daic Parties’ Accountants’ Report”) to the Daic Parties , with a copy to Calypso, only to whether or not the Reports are accurate and the amount of any discrepancy.  If, as a result of any such audit, it is determined that additional payments were due and owing to the Daic Parties from Calypso (“Additional Payment”), such Additional Payment shall be paid to the Daic Parties within thirty (30) days of the mutual verification of said discrepancy by Calypso.  In the event the Parties are unable to agree as to the Additional Payment, if any, within sixty (60) days of the submission of the Daic Parties’ Accountant’s Report to the Daic Parties with a copy to Calypso, then the Parties shall jointly engage the services of either the Houston office of UHY Ltd. or BKD (so long as none of the parties have utilized the services of such firm(s) within the five year period prior to such engagement), as determined by agreement of the Daic Parties and Calypso (and if no such agreement can be made, then chosen at random by a drawing supervised by counsel for the Parties), with the accounting firm so chosen referred to herein as the “Neutral Accountant”.  Upon such selection, the parties shall submit the Reports, together with the Daic Parties’ Accountant’s Report and the work papers of the Daic Parties’ Accountant, to the Independent Accountant for review, whose determination as to the accuracy of said Reports and the amount of any discrepancy shall be final.  If both of such firms are excluded as a result of having worked for either of the Daic Parties or Calypso, the parties shall jointly choose another regional accounting firm as the Neutral Accountant.  The cost of such audit shall be shared equally by Calypso and the Daic Parties; however, in the event the Daic Parties’ Accountants’ Report reveals an error in the Reports of at least five percent in favor of the Daic Parties and either such report is accepted by Calypso or such an error of not less than five percent is confirmed by the Neutral Accountant, then the cost of both the Daic Parties’ Accountant’s Report and the audit of the Neutral Accountant shall be paid by Calypso (or any amounts already paid by the Daic Parties refunded by Calypso to the Daic Parties).

6.           General Provisions:  Nothing contained in this Agreement shall be construed as:

(a)           Conferring to the Daic Parties any ownership in and to said ASNAP Patent or Baxter Patents.

(b)           Requiring an ownership interest in said ASNAP Patent or Baxter Patents on the part of the Daic Parties as a condition for receiving the ASNAP and Baxter Payments set forth herein.

7.           Transaction Restriction.  As provided in the Settlement Agreement and reaffirmed hereby, Calypso shall not license or sell the ASNAP Patent or Baxter Patents to any Affiliate or other related party, or in any other transaction that is not at arms length between the parties, without the prior written consent of the Daic Parties.

8.           Notice.  Any notices or other communications required or permitted under, or otherwise in connection with this Patent Proceeds Assignment, shall be in writing and shall be deemed to have been duly given (i) when delivered in person; (ii) upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand delivery on the next business day; (iii) three (3) days following deposit in a regularly maintained receptacle for the United States mail, registered or certified, postage fully prepaid; or (iv) on the next business day if transmitted by national overnight courier, in each case to the address set forth below or at such other address as such party may have previously specified by notice provided in accordance herewith:

If to Calypso, to:

Calypso Wireless, Inc.
2500 NW 79th Avenue, Suite 220
Miami, Florida 33122
Attention:
Facsimile No.

with a copy to:
Zimmerman, Axelrad, Meyer, Stern & Wise, P.C.
3040 Post Oak Boulevard, Suite 1300
Houston, Texas 77056-6560
Attn: Brian Zimmerman
Facsimile No. (713)963-0869

If to the Daic Parties, to:
Drago Daic
xx xxxx xxxxxxxx xxxx xxxxx
xxxxxx xxxxx xxxxx
xxxxxxxxx xx xxxxxxxxxx

and to:

Jimmy Williamson, P.C.
4310 Yoakum Boulevard
Houston, Texas 77006
Facsimile No. (713)223-0001

with a copy to:

Boyar & Miller, P.C.
4265 San Felipe, Suite 1200
Houston, Texas 77027
Attention: Gary W. Miller
Facsimile No.: (713) 552-1758

9.           Limitations on Restrictions.  Nothing contained in this Agreement shall be construed as restricting the rights of Calypso to make, have made, import, use, sell or ship goods covered under the ASNAP Patent or the Baxter Patents, or except as expressly provided herein, to restrict Calypso’s rights to license or assign the ASNAP Patent and the Baxter Patents.

10.           Enforceability.  If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable.  If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

11.           Authority. Each party represents and warrants to the other that it has the full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, and that its below-signed representative has authority to execute this Agreement on its behalf.

12.           No Waiver or Release of Settlement Agreement.  By entering into this Assignment, the parties do not waive or release any provision of the Settlement Agreement.

13.           Applicable Law.  It is agreed by the parties that this Agreement shall be construed according to the laws of the United States and of the State of Texas, U.S.A., and that any actions to enforce the terms hereof, or for breach hereof, shall be brought in either the federal or state courts of the State of Texas, without regard to principles of conflicts of laws.

14.           Entire Agreement.  This Agreement, the Settlement Agreement, and the other documents described in the Settlement Agreement set forth the entire agreement and understanding between the parties as to the subject matter hereof and merge all prior discussions between them, and none of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the party to be bound thereby.

15.           No Partnership.  Nothing in this Agreement shall in anyway be interpreted as creating a partnership, joint venture or any other joint business endeavor between Calypso and the Daic Parties, or either of them.

16.           Headings.  The paragraph order and headings are for convenience only, and shall not be deemed to affect in any way the language, obligations or the provisions to which they refer.

IN WITNESS WHEREOF, this Patent Proceeds Assignment has been signed by the respective parties by their duly authorized officers or representatives as of the day and year first above written.

CALYPSO:

CALYPSO WIRELESS, INC.,
a Delaware corporation

By: /s/ Cheryl L. Dotson
Name: Cheryl L. Dotson
Title: CFO & Director

ASSIGNEE:

JIMMY WILLIAMSON, P.C.,
a Texas professional corporation

By:_________________________________
Jimmy Williamson, President

____________________________________
DRAGO DAIC